Exhibit 3.429

State of Delaware Secretary of State Division of Corporations Delivered 07:29 PM 02/21/2006 FILED 07:11 PM 02/21/2006 SRV 060163658 – 4113489 FILE

CERTIFICATE OF FORMATION

OF

TWCIS(VA), LLC

This Certificate of Formation of TWCIS(VA), LLC (the “Company”) is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

1. The name of the Company is TWCIS(VA), LLC.

2. The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The name of the Company’s registered agent at such address is The Corporation Trust Company.

3. This Certificate of Formation shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned, an authorized person of the Company, has executed this Certificate of Formation this 21st day of February, 2006.

Time Warner NY Cable LLC, Sole Member,

By:	/s/ David A. Christman
David A. Christman,
SVP & Assistant Secretary

N:\Law\riina\Entities\Forms\LLC\Certificate of Formation LLC - TWNYC.doc

State of Delaware Secretary of State Division of Corporations Delivered 07:12 PM 03/08/2006 FILED 07:12 PM 03/08/2006 SRV 060229948 – 4113489 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

TWCIS(VA), LLC

1. The name of the limited liability company is TWCIS(VA), LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is Time Warner Cable Information Services (Virginia), LLC.

3. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 8th day of March, 2006.

Time Warner NY Cable LLC, sole Member,

By:	/s/ David A. Christman
David A. Christman,
SVP & Asst. Secretary

N:\Law\Riina\Entities\Forms\LLC\Amend of Cert of Form.doc